EXHIBIT 10.20

CellPoint Inc,"the Seller", and CellFree AB,"the Buyer" have on this day entered into the following



         1.  AGREEMENT


Whereas the Seller owns all outstanding shares in Startskottet 21986 AB, 556624-7853, "the Company"; and

Whereas the shareholder's equity of the Company amounts to 100 000 Swedish Kronor represented by 1 000 shares at 100 Swedish Kronor each.


1. TRANSFER

   The Seller hereby transfers 1 000 shares in the Company to the Buyer.


2. CONSIDERATION

   The consideration for the shares amounts to 1 Swedish Krona. By signing this Agreement, the Seller aknowledges receipt of the consideration for the shares.


3. DATE OF ACCESS

   The Buyer gains access to the shares on December 11, 2002.


4. TECHNICAL ASSISTANCE

   The Buyer shall negotiate a technical assistance agreement with Seller for such technical assistance formerly provided by the Company as Buyer shall continue to require.

5. BOOKKEEPING

   The Seller undertakes to ensure that the bookkeeping of the Company is up to date at the time of the transfer.


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6. LITIGATION

   Litigation arising out of this agreement shall be resolved by Skiljeman in accordance with the law on Skiljeforfarande.

                                   ----------



This Agreement has been drawn up in two originals out of which each party has taken one.

                                        Stockholm, December 10, 2002



 /s/ Carl Johan Tornell
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CellPoint Inc.                          CellFree AB